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                                                                    EXHIBIT 99.1

                                                                    [Logo of CB
NEWS                                                                 Commercial]
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        FROM AMERICA'S LEADING COMMERCIAL REAL ESTATE SERVICES COMPANY


     CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
     533 South Fremont Avenue
     Los Angeles, CA 90071
     (213) 613-3123
     TRADED: NASDAQ:CBCG



     AT THE COMPANY                   AT THE FINANCIAL RELATIONS BOARD
   Cary Brazeman                 Karen Taylor          Stephanie Mishra
   Corporate Communications      General Information   Investor/Analyst Contact
   (213) 613-3227                (310) 442-0599        (415) 986-1591
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   FOR IMMEDIATE RELEASE
   NOVEMBER 3, 1997


               CB COMMERCIAL ANNOUNCES KEY CORPORATE DEVELOPMENTS

        ADDS 30 MILLION SQUARE FEET TO CORPORATE FACILITIES MANAGEMENT PORTFOLIO COMPLETED JOINT VENTURE EXPANDS MARKET PRESENCE IN NEW ENGLAND
        TRADING OF COMPANY SHARES SHIFTING TO NYSE

   LOS ANGELES, CA, NOVEMBER 3, 1997-- CB Commercial Real Estate Services Group, Inc. (NASDAQ:CBCG), the world's leading commercial real estate services provider, today announced that the firm has added 30 million square feet of corporate facilities to its management services portfolio. This includes new and expanded assignments for clients such as Columbus, Ohio-based BANC ONE CORPORATION and Benton Harbor, Michigan-based Whirlpool.

   "With leading corporations increasingly focused on their core competencies, the outsourcing of non-core activities, such as real estate services, continues to offer CB Commercial significant opportunities for growth and expansion," said Gary J. Beban, president of CB Commercial's Corporate Services division. "We are pleased to be helping our clients enhance their productivity, efficiency and bottom lines through best-of-class facilities management and real estate process management practices."

   In August CB Commercial merged with Koll Real Estate Services, a leader in the corporate facilities management segment. The combined firm manages a total facilities portfolio of 85 million square feet and a total property portfolio of 200 million square feet for a range of corporate, institutional and government clients.

                                    -more-

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   JOINT VENTURE EXPANDS PRESENCE IN NEW ENGLAND REGION

   CB Commercial also announced the completion of a joint venture that catapults the company into a market-leading position in New England. The newly formed entity, CB Commercial/Whittier Partners, LP ("CBC/Whittier"), is owned 50/50 by founders CB Commercial and Whittier Partners Group.

   With principal offices in Boston, Massachusetts, and Hartford and New Haven, Connecticut, CBC/Whittier provides a full range of commercial real estate services, including corporate services, property sales, leasing, management and appraisal services, throughout New England.

   Commenting on the new joint venture and the company's overall growth plans, CB Commercial Chairman and CEO James J. Didion said, "CB Commercial continues to pursue a global growth strategy of mergers, acquisitions and strategic investments to further enhance our ability to provide quality, vertically integrated commercial real estate services across multiple geographic markets. Corporate and institutional clients increasingly demand this kind of service, and we're responding head-on."

   CBC/Whittier further enhances the company's industry-leading market position in terms of revenues, transaction volume, owned-and-operated offices and employees.

   CB COMMERCIAL MOVING STOCK LISTING TO NYSE

   Beginning this Friday, November 7, CB Commercial stock will be traded on the New York Stock Exchange, with a new ticker symbol, "CBG".

   "The New York Stock Exchange is the oldest and most well-known equities market in the country, and it's the best capitalized market in the world." Didion said. "The exchange offers CB Commercial efficient access to capital, the opportunity to significantly expand and diversify our shareholder base and greater worldwide visibility. This is an exciting move for the company as we continue to grow on all fronts."

   The company's market capitalization has more than doubled since CB Commercial, now traded on NASDAQ, went public in November 1996. The total market capitalization of CB Commercial now exceeds $1 billion.

   FORWARD-LOOKING STATEMENTS

   This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

   Founded in 1906, CB Commercial is America's leading and largest commercial real estate services firm and a global leader in business real estate services. With 6,400 employees and through global strategic alliances, the company serves real estate users, owners and investors in over 200 cities in 35 countries. Services include commercial property sales and leasing, property management, corporate advisory and facilities management services, mortgage banking, realty advisory and investment management, capital markets, appraisal services, financial analysis, market research and human resources. CB Commercial Real Estate Services Group, Inc. had 1996 revenues of $583 million.

                                      ***

   For more information on CB Commercial (via facsimile and at no cost), simply call 1-800-PRO-INFO and dial client code "CBCG." If you are calling from outside the United States, please dial 908-544-2850.


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